PROXY MERRILL LYNCH STRATEGY SERIES, INC. PROXY

MERRILL LYNCH STRATEGY LONG-TERM GROWTH FUND

SPECIAL MEETING OF SHAREHOLDERS - August 15, 2006

This Proxy is Solicited on Behalf of Board of Directors

The undersigned hereby appoints Donald C. Burke, Alice A. Pellegrino and Brian D. Stewart, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to vote the undersigned’s shares at the Special Meeting of Shareholders of the Merrill Lynch Strategy Long-Term Growth Fund, a series of Merrill Lynch Strategy Series, Inc. (the “Strategy Series Fund”), to be held at the offices of Fund Asset Management, L.P., at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, on August 15, 2006 at 9 a.m., Eastern time, and at any adjournments thereof, upon the matters set forth in the Notice of Special Meeting and Proxy Statement and upon all other matters properly coming before said Special Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposal 1.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-866-877-9383

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Note: Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature of joint owner, if any

Date MGF_16446E

VOTING OPTIONS

Read your proxy statement and have it at hand when voting.

VOTE ON THE INTERNET VOTE BY PHONE VOTE BY MAIL VOTE IN PERSON

Log on to: Call 1-866-877-9383 Vote, sign and date this Proxy Attend Shareholder Meeting

https://vote.proxy-direct.com Follow the recorded Card and return in the 800 Scudders Mill Road

Follow the on-screen instructions instructions postage-paid envelope Plainsboro, NJ available 24 hours available 24 hours on August 15, 2006

If you have any questions or concerns, please call 1-866-752-6486 from 9:00 a.m. to 11:00 p.m. EDT Monday through Friday, and Saturdays from 12:00 p.m. to 6:00 p.m.

If you vote on the Internet or by telephone, you need not return this proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

FOR AGAINST ABSTAIN

1. To approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which the Strategy Series Fund would transfer substantially all of its assets and certain stated liabilities to the Merrill Lynch Global Allocation Fund, Inc. (the “Global Allocation Fund”) in exchange solely for Class A, Class B, Class C, Class I and Class R Shares of the Global Allocation Fund, which will be distributed by the Strategy Series Fund to the holders of its shares in complete liquidation thereof; and

2. To transact such other business as may properly be presented at the Special Meeting or any adjournment thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

MGF_16446E